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                                                                  EXHIBIT d(ix)

                                 RS INVESTMENT TRUST
                                SUB-ADVISORY AGREEMENT

                                                               February 26, 1999

Elijah Asset Management, LLC
555 California Street
San Francisco CA 94104

Dear Sirs:

     Under an Investment Advisory Agreement (the "Investment Advisory Agreement") between RS Investment Trust, a Massachusetts business trust (the "Trust"), and RS Investment Management, L.P., a California limited partnership (the "Adviser"), the Adviser serves as investment adviser to each of The Information Age Fund-TM- and RS Value + Growth Fund, each of which is a series of shares of the Trust (each, a "Fund").

     The Adviser hereby confirms its agreement with Elijah Asset Management, LLC (the "Sub-Adviser") and the Trust with respect to the Sub-Adviser's serving as the sub-adviser of each Fund as follows:

     1.   INVESTMENT DESCRIPTION; APPOINTMENT

          The Adviser, with the approval of the Trust, hereby appoints the Sub-Adviser to act as investment adviser to each Fund for the periods and on the terms set forth in this Agreement, and with respect to the assets of each Fund designated by the Adviser to the Sub-Adviser from time to time (the "Designated Assets"). The Sub-Adviser accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided.

     2.   PORTFOLIO MANAGEMENT DUTIES

          a. Subject to the supervision of the Adviser and the Trust's Board of Trustees, the Sub-Adviser will (i) manage the Designated Assets in accordance with each Fund's investment objective, policies, and limitations as stated in the Trust's Prospectus and Statement of Additional Information, as in effect from time to time, and with any additional policies or guidelines established from time to time by the Adviser or by the Board of Trustees of the Trust; (ii) make investment decisions for each Fund in respect of the Designated Assets; and (iii) place orders to purchase and sell securities and other investments for each Fund in respect of the Designated Assets.

          b. The Sub-Adviser will keep the Trust and the Adviser informed of developments materially affecting each Fund and shall, on the Sub-Adviser's own initiative and as reasonably requested by the Adviser or the Trust, furnish to the Trust and the Adviser from time to time whatever information the Adviser or the Board of Trustees reasonably believes appropriate for this purpose.


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          c.   The Sub-Adviser agrees that, in the performance of the duties required of it by this Agreement, it will comply with the Investment Company Act of 1940, as amended (the "Act"), and all rules and regulations thereunder, all applicable federal and state laws and regulations, and any applicable procedures adopted by the Trust's Board of Trustees or the Adviser and identified in writing to the Sub-Adviser.

     3.   BROKERAGE

          The Sub-Adviser shall determine the securities to be purchased or sold by each Fund in respect of the Designated Assets and will place orders pursuant to its determinations with or through such persons, brokers, or dealers in conformity with such policies with respect to brokerage as are set forth in the Trust's Prospectus and Statement of Additional Information as in effect from time to time or as the Board of Trustees may direct from time to time.

     4.   INFORMATION PROVIDED TO THE ADVISER AND THE TRUST

          a. The Sub-Adviser shall furnish to the Adviser and to the Board of Trustees of the Trust monthly, quarterly, and annual reports concerning the portfolio transactions and performance of each Fund in such form as may reasonably be requested by the Adviser or the Board of Trustees. The Sub-Adviser shall permit all books and records with respect to the Funds to be inspected and audited by the Adviser and the Trust at all reasonable times during normal business hours, upon reasonable notice.

          b. The Sub-Adviser agrees that it will make available to the Adviser and the Trust promptly upon their request copies of all of its records with respect to each Fund to assist the Adviser and the Trust in monitoring compliance with the Act and the Investment Advisers Act of 1940, as amended (the "Advisers Act"), as well as other applicable laws. The Sub-Adviser will furnish the Trust's Board of Trustees with respect to each Fund such periodic and special reports as the Adviser or the Board of Trustees may reasonably request.

          c. The Sub-Adviser agrees that it will immediately notify the Adviser and the Trust in the event that the Sub-Adviser or any of its affiliates: (i) becomes subject to a statutory disqualification that prevents the Sub-Adviser from serving as investment advisor pursuant to this Agreement; or (ii) is or expects to become the subject of an administrative proceeding or enforcement action by the SEC or other regulatory authority. The Sub-Adviser agrees to notify the Adviser immediately of (x) any material fact known to the Sub-Adviser respecting or relating to the Sub-Adviser that is not contained in the Prospectus or Statement of Additional Information of the Trust, or any amendment or supplement thereto, if the omission of such might make such document misleading, or (y) any statement contained therein relating to the Sub-Adviser that becomes untrue in any material respect.

          d. The Sub-Adviser represents that it is an investment adviser registered under the Advisers Act and other applicable laws and that the statements contained in the Sub-Adviser's registration under the Advisers Act on Form ADV, as of the date hereof, are true and correct and do not omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The Sub-Adviser agrees to maintain the completeness and accuracy of its registration on Form ADV in accordance with all legal requirements relating


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               to that Form. The Sub-Adviser acknowledges that it is an
               "investment adviser" to each Fund within the meaning of the Act and the Advisers Act.

     5.   BOOKS AND RECORDS

          The Sub-Adviser agrees that all records that it maintains in respect of the Trust are the property of the Trust and further agrees to surrender promptly to the Trust copies of any such records upon the Trust's request. The Sub-Adviser agrees to maintain and preserve for such periods as are required by applicable law, including without limitation Sections 31 and 32 of the Act and any rule adopted thereunder and Rule 204-2 under the Advisers Act, any and all records relating to the Sub-Adviser's duties hereunder.

     6.   COMPENSATION

          The Adviser will pay the Sub-Adviser, and the Sub-Adviser agrees to
          accept, as full compensation for   all services furnished or provided
          to each Fund hereunder and as full reimbursement for all expenses incurred or borne by the Sub-Adviser, a fee for any period equal to
          0.50 (50%) of any fees paid by the Fund in question to the Adviser under the Investment Advisory Agreement in respect of the Designated Assets of that Fund during that period (the "Sub-Advisory Fee"). From time to time the Sub-Adviser may agree to reimburse the Fund additional expenses or waive a portion or all of its fee, in the sole discretion of the Sub-Adviser.

     7.   COSTS AND EXPENSES

          During the term of this Agreement, the Sub-Adviser will pay all expenses incurred by it and its staff in connection with the performance of its services under this Agreement, including the payment of salaries of all officers and employees who are employed by it, but not including expenses to be paid by the Fund or the Adviser such as brokerage fees and commissions and custodian charges. The Trust, on behalf of each Fund, shall assume and pay any expenses for services rendered by a custodian for the safekeeping of such Fund's securities or other property on behalf of such Fund, for keeping its books of account, for any other charges of the custodian, and for calculating the net asset values of such Fund as provided in the Prospectus and Statement of Additional Information as in effect from time to time. The Sub-Adviser shall not be required to pay and the Trust (or the Adviser), on behalf of each Fund, shall assume and pay the charges and expenses of the Fund's operations, including compensation of the Trustees, charges and expenses of independent auditors, of legal counsel, of any transfer or dividend disbursing agent, and of any registrar of the Trust, costs of acquiring and disposing of portfolio securities, interest, if any, on obligations incurred by a Fund, costs of share certificates, membership dues in the Investment Company Institute or any similar organization, costs of reports and notices to shareholders, other like miscellaneous expenses, and all taxes and fees payable to federal, state, or other governmental agencies on account of the registration of securities issued by the Fund, filing of trust documents, or otherwise.

     8.   STANDARD OF CARE

          Except as may otherwise be provided by the Act or other applicable law, neither the Sub-Adviser nor any of its officers, directors, employees, or agents shall be subject to any liability to the Trust, either Fund, or the Adviser for any error of judgment, any mistake of law, or any loss arising out of any investment or other act or omission in the course of, connected with, or arising out of any service to


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          be rendered under this Agreement, except by reason of willful misfeasance, bad faith, or gross negligence in the performance of the Sub-Adviser's duties or by reason of reckless disregard by the Sub-Adviser of its obligations or duties hereunder.

     9.   SERVICES TO OTHER COMPANIES OR ACCOUNTS

          a.   Except as may otherwise be agreed between the Adviser and the
               Sub-Adviser, it is understood      that the services of the
               Sub-Adviser are not exclusive, and nothing in this Agreement shall prevent the Sub-Adviser from providing similar services to other investment companies (whether or not their investment objectives and policies are similar to those of either Fund) or from engaging in other activities.

          b. When the Sub-Adviser recommends the purchase or sale of a security for other investment companies and other clients, and at the same time the Sub-Adviser recommends the purchase or sale of the same security for a Fund, it is understood that in light of its fiduciary duty to the Fund, such transactions will be executed on a basis that it is fair and equitable to such Fund.

     10.  DURATION AND TERMINATION

          a. This Agreement shall become effective on the date hereof and shall continue for two years from that date, and thereafter shall continue in respect of a Fund automatically for successive annual periods, provided such continuance is specifically approved at least annually by (i) the Trust's Board of Trustees or (ii) a vote of a majority of that Fund's outstanding voting securities (as defined in the Act), provided that the continuance is also approved by a majority of the Trustees who are not "interested persons" (as defined in the Act) of the Trust, by vote cast in person at a meeting called for the purpose of voting on such approval.

          b. Notwithstanding the foregoing, this Agreement may be terminated as to either Fund (i) by the Adviser, at any time without penalty, upon 60 days written notice to the Sub-Adviser and the Trust, (ii) at any time without penalty by the Trust, upon the vote of a majority of the Trust's Trustees or by vote of the majority of the outstanding voting securities of the Fund in question, upon 60 days written notice to the Sub-Adviser and the Adviser, or (iii) by the Sub-Adviser at any time without penalty, upon 60 days written notice to the Adviser and the Trust.

          c. This Agreement will terminate automatically in the event of its assignment (as defined in the Act and in rules adopted under the Act).

     11.  AMENDMENTS

          No provision of this Agreement may be changed, waived, discharged, or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge, or termination is sought, and no amendment of this Agreement shall be effective until approved in accordance with applicable law.

     12. LIMITATIONS OF LIABILITY OF TRUSTEES, OFFICERS, EMPLOYEES, AGENTS, AND SHAREHOLDERS OF THE TRUST


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          A copy of the Agreement and Declaration of Trust of the Trust is on
          file with the Secretary of State of The Commonwealth of Massachusetts, and notice is hereby given that this Agreement is executed on behalf of the Trustees of the Trust as Trustees, and not individually, and that the obligations arising out of this Agreement are not binding upon the Trustees or holders of the Trust's shares individually but are binding only upon the assets and property of the Fund in question. The Sub-Adviser acknowledges that it has received notice of and accepts the limitations of liability as set forth in the Agreement and Declaration of Trust of the Trust. The Sub-Adviser agrees that the Trust's obligations hereunder shall be limited to the Fund in question and to its assets, and that the Sub-Adviser or any affiliated or related party shall not seek satisfaction of any such obligation from any shareholder of either Fund nor from any Trustee, officer, employee, or agent of the Trust.

     13.  MISCELLANEOUS

          a. This Agreement shall be governed by the laws of the State of California, provided that nothing herein shall be construed in a manner inconsistent with the Act, the Advisers Act, or rules or orders of the SEC thereunder.

          b. The captions of this Agreement are included for convenience only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

          c. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule, or otherwise, the remainder of this Agreement shall not be affected thereby and, to this extent, the provisions of this Agreement shall be deemed to be severable.

     If the terms and conditions described above are in accordance with your understanding, kindly indicate your acceptance of this Agreement by signing and returning to us the enclosed copy of this Agreement.

                                   RS INVESTMENT MANAGEMENT, L.P.
                                   By RS Investment Management Co. LLC
                                   By  /s/ George R. Hecht
                                   Name: George R. Hecht
                                   Title:


                                   RS INVESTMENT TRUST
                                   By  /s/ George R. Hecht
                                   Name: George R. Hecht
                                   Title: President



Accepted:
ELIJAH ASSET MANAGEMENT, LLC

By /s/ Ronald E. Elijah
Name: Ronald E. Elijah
Title:


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